Exhibit 10.17

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

by and between

CHIESI FARMACEUTICI SPA

and

CAROLINA PHARMACEUTICALS, LTD.

Dated as of March 16, 2012

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of March 16, 2012 (this “Agreement”), is entered into by and between CHIESI FARMACEUTICI SPA, a corporation organized under the laws of Italy (“Purchaser”), and CAROLINA PHARMACEUTICALS, LTD., a limited liability company organized under the laws of Bermuda (the “Seller”).

RECITALS

WHEREAS, the Seller is the record and beneficial owner of 1,443,913 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Cornerstone Therapeutics, Inc., a Delaware corporation (the “Company”); and

WHEREAS, the Seller desires to sell the Shares to the Purchaser, and the Purchaser desires to purchase the Shares from the Seller;

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

Section 1.1. Purchase and Sale. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, the Seller will sell, assign, transfer and deliver the Shares to the Purchaser, and the Purchaser will purchase and accept the Shares from the Seller.

Section 1.2. Consideration. The consideration (the “Consideration”) to be paid to the Seller for the Shares at the Closing shall be U.S. $6.25 per share in cash.

Section 1.3. Closing. The consummation of the transactions contemplated hereby shall take place at a closing (the “Closing”) to be held at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, or by electronic transmission, on terms agreed upon by the Purchaser and the Seller, immediately after approval by the respective boards of directors of each of the Purchaser and the Seller, and the closing of the transactions contemplated hereby is expressly conditioned upon receipt of such board approvals. The date of the Closing is referred to herein as the “Closing Date”. The Closing shall be deemed to occur as of 12:01 a.m. Eastern Standard Time on the Closing Date.

Section 1.4. Post Closing Deliveries by the Seller. As soon as reasonably practicable after the Closing, but no later than five (5) business days, the Seller shall deliver or cause to be delivered to Purchaser a certificate or certificates representing the Shares, in each case endorsed in blank or with an executed blank stock power attached and with all transfer tax stamps attached or provided for sufficient to vest good and valid title to the Shares in Purchaser.

Section 1.5. Closing Deliveries by Purchaser. At the Closing, Purchaser shall deliver the Consideration to the Seller by wire transfer of immediately available funds in United States dollars to such account or accounts as the Seller may direct by written notice to Purchaser.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Seller represents and warrants to Purchaser as follows:

Section 2.1. Ownership of Shares. The Seller is the lawful record and beneficial owner of the Shares free and clear of all liens, charges, security interests, mortgages, pledges, options, preemptive rights, rights of first refusal or first offer, proxies, levies, voting trusts or agreements, or other adverse claims or restrictions on title or transfer of any nature whatsoever (collectively, “Encumbrances”), other than restrictions on transfer imposed under applicable securities laws. Upon the conveyance by the Seller of the Shares and receipt of payment in the manner contemplated by Article I, the Seller will transfer, assign, convey and deliver beneficial and legal title to Purchaser free and clear of all Encumbrances, other than Encumbrances imposed under applicable securities laws or resulting from acts or omissions of Purchaser.

Section 2.2. Authority. The Seller is a company incorporated under Bermuda law with the requisite company power and authority to execute and deliver this Agreement and to perform the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary organization action on the part of Seller, other than approval by the sole stockholder and the board of directors of the Seller, which stockholder approval and board approval will each be obtained by the Closing Date, and no other organizational proceedings on the part of Seller are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by the Seller and, assuming the due authorization, execution and delivery of this Agreement by each other party hereto, constitutes legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with its terms.

Section 2.3. Consents and Approvals; No Violations.

(a) The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any U.S. or non-U.S. government, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, judicial or arbitral body or other similar authority (a “Governmental Authority”) other than (i) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

(b) The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby do not and will not (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits or the creation or acceleration of any right or obligation under or result in the creation of any Encumbrance upon any of the properties or assets of the Seller under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, lease, license, permit, concession, franchise, purchase order, sales order, contract, agreement or other instrument, understanding or obligation, whether written or oral (a “contract”), to which the Seller is a party or by which any of its properties or assets may be bound or (ii) violate any law applicable to the Seller or any of its properties or assets, except, in each case, for violations, breaches or defaults that would not reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

Section 2.4. Disclosure of Information and Investment Experience.

(a) The Seller understands that the transactions contemplated by this Agreement involve substantial risk. The Seller (i) is a sophisticated investor with respect to the transactions contemplated by this Agreement, (ii) has adequate information concerning the business and financial affairs of the Company to make an informed decision regarding the sale of the Shares pursuant to the terms and conditions of this Agreement, (iii) has independently and without reliance upon the Purchaser, and based on such information as the Seller has deemed appropriate, made its own analysis and decision to sell the Shares to the Purchaser and (iv) has a preexisting business relationship with the Company of a nature and duration that enables the Seller to assess the merits and risks of the transactions contemplated by this Agreement.

(b) The Purchaser has not given the Seller any investment advice, credit information or opinion on whether the sale of the Shares is prudent.

(c) Notwithstanding anything to the contrary contained herein, the Seller acknowledges that (i) the Purchaser currently may or may not have, and later may or may not come into possession of, information about the Shares or the Company that is not known to the Seller and that may or may not be material to a decision to sell the Shares; (ii) it has determined to sell the Shares to the Purchaser notwithstanding its lack of such knowledge and (iii) the Purchaser shall not have any liability to the Seller with respect to material information that the Purchaser possesses and/or the Seller’s lack of such information. The Seller hereby waives and releases any claims relating to the transactions contemplated by this Agreement that it might have against the Purchaser, its subsidiaries or other affiliates, and all of its and their respective officers, directors, employees, shareholders and agents, whether under applicable securities laws or otherwise.

Section 2.5. No Additional Representations. Except as otherwise expressly set forth in this Article II, the Seller does not make any representation or warranty of any kind, express or implied, in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as expressly set forth in this Article II, no representation or warranty is made by the Seller as to any information provided in any management presentation, through any virtual or physical data room or otherwise, including in respect of any financial projections, estimates, forecasts or other data.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Seller as follows:

Section 3.1. Organization. Purchaser is a corporation duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

Section 3.2. Authority. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to perform and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary organization action on the part of Purchaser, other than approval by the board of directors of the Purchaser, which board approval will be obtained by the Closing Date, and no other organizational proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate such transactions. No vote of the stockholders of Purchaser is required to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement by each other party hereto, constitutes a valid and binding obligation of Purchaser enforceable against it in accordance with its terms.

Section 3.3. Consents and Approvals; No Violations.

(a) The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any Governmental Authority other than (i) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

(b) The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not and will not (i) conflict with or result in any breach of any provision of the organizational documents of Purchaser, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits under, or result in the creation of any Encumbrance upon any of the properties or assets of Purchaser or any of its subsidiaries under, any of the terms, conditions or provisions of contract to which Purchaser is a party or any of its subsidiaries is a party or by which any of its properties or assets may be bound or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree or any statute, law, ordinance, rule or regulation of any Governmental Authority applicable to Purchaser, any of its subsidiaries or any of their properties or assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults that would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

Section 3.4. Financing. Purchaser has funds sufficient to pay the Consideration at the Closing.

Section 3.5. Brokers and Other Advisors. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement as a result of any action taken by or on behalf of Purchaser.

Section 3.6. Investment Intent. Purchaser is acquiring the Shares for its own account, for the purpose of investment only and not with a view to, or for sale in connection with, any distribution thereof in violation of applicable securities laws.

Section 3.7. Disclosure of Information and Investment Experience.

(a) The Purchaser understands that the transactions contemplated by this Agreement involve substantial risk. The Purchaser (i) is a sophisticated investor with respect to the transactions contemplated by this Agreement, (ii) has adequate information concerning the business and financial affairs of the Company to make an informed decision regarding the purchase of the Shares pursuant to the terms and conditions of this Agreement, (iii) has independently and without reliance upon the Seller, and based on such information as the Purchaser has deemed appropriate, made its own analysis and decision to purchase the Shares from the Seller and (iv) has a preexisting business relationship with the Company of a nature and duration that enables the Purchaser to assess the merits and risks of the transactions contemplated by this Agreement.

(b) The Seller has not given the Purchaser any investment advice, credit information or opinion on whether the purchase of the Shares is prudent.

(c) Notwithstanding anything to the contrary contained herein, the Purchaser acknowledges that (i) the Seller currently may or may not have, and later may or may not come into possession of, information about the Shares or the Company that is not known to the Purchaser and that may or may not be material to a decision to purchase the Shares; (ii) it has determined to purchase the Shares from the Seller notwithstanding its lack of such knowledge and (iii) the Seller shall not have any liability to the Purchaser with respect to material information that the Seller possesses and/or the Purchaser’s lack of such information. The Purchaser hereby waives and releases any claims relating to the transactions contemplated by this Agreement that it might have against the Seller or any of its subsidiaries or other affiliates, and all of its and their respective officers, directors, employees, shareholders and agents, whether under applicable securities laws or otherwise.

Section 3.8. No Additional Representations. Except as otherwise expressly set forth in this Article III, Purchaser does not make any representation or warranty of any kind, express or implied, in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as expressly set forth in this Article III, no representation or warranty is made by Purchaser as to any information provided in any management presentation, through any virtual or physical data room or otherwise, including in respect of any financial projections, estimates, forecasts or other data.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Transfer Taxes. The responsibility for, and the payment obligation in connection therewith, all transfer, registration, stamp, documentary, sales, use and similar taxes (excluding all applicable gains taxes), and any penalties, interest and additions to such taxes incurred, levied or payable in connection with the transactions contemplated by this Agreement shall be borne and paid by Purchaser, and Purchaser will at it own expense file or otherwise submit all necessary returns and other documentation with respect to all such taxes and fees.

Section 4.2. Fees and Expenses. Except as otherwise provided in this Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement. For purposes of this Section, “expenses” means the out-of-pocket fees and expenses of any advisors, counsel and accountants, incurred by the party or on its behalf in connection with this Agreement and the transactions contemplated hereby.

Section 4.3. Notices.

(a) All notices and other communications under this Agreement must be in writing and delivered to the applicable party or parties in person or by delivery to the address or facsimile number specified below (or to such other address or facsimile number as the recipient previously shall have specified by notice to the other parties hereunder):

If to Seller: Carolina Pharmaceuticals, Ltd. c/o Cornerstone Therapeutics Inc. 1255 Crescent Green Drive, Suite 250 Cary, NC 27518
Attention:	Craig A. Collard
President, Chief Executive Officer and Director
Facsimile:	(888) 443-3092
With a copy (which shall not constitute notice) to: Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. 150 Fayetteville Street, Suite 2300 Raleigh, NC 27601
Attention:	David B. Clement
Facsimile:	(919) 821-6800

If to Purchaser: Chiesi Farmaceutici SpA Via Palermo 26/A 43122 Parma, Italy
Attention:	President and CEO
Corporate Development Director and Legal and Corporate Affairs Director
Facsimile: +39-0521-774468 With copies (which shall not constitute notice) to: Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, NW Washington, DC 20004
Attention:	Stephen Paul Mahinka
Facsimile:	(202) 739-3001

and Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178
Attention:	Emilio Ragosa and Steven A. Navarro
Facsimile:	(212) 309-6001

(b) All notices and other communications sent to the applicable address or facsimile number specified above shall be deemed to have been delivered at the earlier of (i) the time of actual receipt by the addressee; (ii) if the notice is sent by facsimile transmission, the time indicated on the transmitting party’s receipt of confirmation of transmission that time is during the addressee’s regular business hours on a business day, and otherwise at 9:00 a.m. on the next business day after such time; and (iii) if the notice is sent by a nationally recognized, reputable overnight courier service, the time shown on the confirmation of delivery provided by that service if that time is during the recipient’s regular business hours on a business day, and otherwise at 9:00 a.m. on the next business day after such time.

Section 4.4. Entire Agreement. This Agreement and the exhibits, annexes and schedules hereto, constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous representations, agreements and understandings, written or oral, with respect to the subject matter hereof.

Section 4.5. Waivers. Subject to applicable law and except as otherwise provided in this Agreement, any party to this Agreement may, at any time prior to the Closing, extend the time for performance of any obligation under this Agreement of any other party or waive compliance with any term or condition of this Agreement by any other party. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by the party granting such extension or waiver. No delay in asserting or exercising a right under this Agreement shall be deemed a waiver of that right.

Section 4.6. No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

Section 4.7. Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement, by operation of law or otherwise, without the prior written consent of the other parties to this Agreement and any attempt to do so will be void. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties to this Agreement and their respective successors and assigns.

Section 4.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR ANY OF THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 4.9. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT SITTING IN THE COUNTY OF NEW CASTLE, OR IF SUCH COURT SHALL NOT HAVE PROPER JURISDICTION, OF THE UNITED STATES FEDERAL DISTRICT COURT SITTING IN DELAWARE, AND ANY APPELLATE COURT THEREOF, IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURTS (AND WAIVES AND AGREES NOT TO ASSERT ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN OR JURISDICTION THEREOF); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 4.9 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE

JURISDICTION OF SAID COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 4.4. Such service of process shall have the same effect as if the party being served were a resident in the State of Delaware and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.9.

Section 4.10. Remedies. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or equity to which the parties may be entitled. Except as otherwise provided herein, all remedies available under this Agreement, at law or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any party of a particular remedy shall not preclude the exercise of any other remedy.

Section 4.11. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and the parties hereto shall cooperate in good faith to formulate and implement such provision.

Section 4.12. Counterparts. This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instrument, and will become effective when a counterpart shall have been executed and delivered by each party to the other parties (except that parties that are affiliates need not deliver counterparts to each other in order for this Agreement to be effective). The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable document format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the parties transmitted by facsimile or by email transmission in portable document format, or similar format, shall be deemed to be original signatures for all purposes.

Section 4.13. Interpretation.

(a) When a reference is made in this Agreement to an Article or a Section hereof, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.

(b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(d) The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”

(e) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(f) All terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(g) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(h) If any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a business day, such action shall be taken on the next business day following such day.

(i) References to a person are also to its permitted successors and assigns.

(j) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(k) The term “person” means any natural person, corporation, general partnership, limited partnership, limited or unlimited liability company, proprietorship, joint venture, other business organization, trust, union, association or Governmental Authority.

(l) Except as otherwise may be provided herein, the term “business day” means any day other than a Saturday, Sunday or day when commercial banks in New York City are permitted or required by law to be closed for the conduct of regular banking business.

(m) The term “affiliate” means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CHIESI FARMACEUTICI SPA

By:	/s/ Alberto Chiesi
	Name:	Alberto Chiesi
	Title:	President

CAROLINA PHARMACEUTICALS, LTD.

By:	/s/ Craig A. Collard
Name:	Craig A. Collard
Title:	Director